SETTLEMENT AGREEMENT AND GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE  (“Agreement”) is made and entered into as of July 11, 2009, by and among Interstellar Holdings, LLC (“Interstellar”) Quest Minerals & Mining Corp., a Utah corporation (the “Company”), and Gwenco, Inc., a Kentucky corporation (“Gwenco”).  Interstellar, the Company, and Gwenco are collectively referred to as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Exchange Agreement dated as of June 6, 2008 (the “2008 Exchange Agreement”), the Company issued to Interstellar a 6% convertible promissory note due June 6, 2010 in the aggregate principal amount of $835,000 (the “2008 Exchange Note”);

WHEREAS, since June 6, 2008, Interstellar has sold, transferred, and assigned $109,920 in outstanding principal of the 2008 Exchange Note, and accrued interest thereon, to various third parties;

WHEREAS, as of the date hereof, the balance of the principal on the 2008 Exchange Note has been converted into shares of the Company’s common stock (the “Common Stock”) pursuant to the terms of the 2008 Exchange Note;

WHEREAS, as of the date hereof, the Company owes Interstellar approximately $5,712 in accrued interest on the 2008 Exchange Note;

WHEREAS, Interstellar contends that the Company caused it to suffer losses under the 2008 Exchange Note as a result of the Company’s common stock trading below the conversion price of the 2008 Exchange Note (“Allegation No. 1”);

WHEREAS, pursuant to that certain Exchange Agreement dated as of June 26, 2009 (the “2009 Exchange Agreement”), the Company issued to Interstellar a 6% convertible promissory note due June 26, 2011 in the aggregate principal amount of $1,200,000 (the “2009 Exchange Note”);

WHEREAS, since June 26, 2009, Interstellar has sold, transferred, and assigned $120,000 in outstanding principal of the 2009 Exchange Note, and accrued interest thereon, to various third parties;

WHEREAS, on or about July 9, 2009, the Company’s common stock ceased to be quoted or listed on the OTC Bulletin Board (the “Delisting”);

WHEREAS, Interstellar contends that the Delisting constitutes a “Triggering Event” under the 2009 Exchange Note (“Allegation No. 2”);

WHEREAS, Interstellar also contends that the Company caused it to suffer losses under the 2008 Exchange Note as a result of the Company’s common stock trading below the conversion price of the 2008 Exchange Note (“Allegation No. 3”);

WHEREAS, on January 28, 2007, Gwenco commenced a bankruptcy case (the “Chapter 11 Case”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern Division of Kentucky, Ashland Division (the “Bankruptcy Court”);

WHEREAS, pursuant to an Order of the Bankruptcy Court dated August 15, 2007, Interstellar provided debtor-in-possession financing to Gwenco (the “DIP Loan”);

WHEREAS, Interstellar contends that Gwenco and the Company are currently in default under the DIP Loan;

WHEREAS, Interstellar contends that the Company and Gwenco have made various untrue statements of material facts and/or omitted to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, in connection with the Company’s issuance of various securities (“Allegation No. 4”);

WHEREAS, Interstellar also contends that the Company and Gwenco have mismanaged and wasted their assets and operations (“Allegation No. 5”);

WHEREAS, Quest and Gwenco deny the validity as a matter of fact and law of the aforementioned Allegations No. 1 through No. 5 (collectively, the “Allegations”).

WHEREAS, the Parties wish to settle and resolve all disputes arising under the 2008 Exchange Agreement, the 2008 Exchange Note, the 2009 Exchange Agreement, the 2009 Exchange Note, the DIP Loan (collectively, the “Prior Financings”), and the Allegations.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.            Consideration. The Parties shall exchange the following consideration:

1.1           Delivery of Note.  Concurrently with the execution of this Agreement, the Company will issue and deliver to the Interstellar a new convertible promissory note (the “Note”) in the aggregate principal amount of $1,000,000, the form of which is attached hereto as Exhibit A.

1.2           Waiver of 2009 Exchange Note Default.  Interstellar hereby waives the “Triggering Event” under the 2009 Exchange Note resulting from the Delisting of the Company’s common stock and any right to demand prepayment as a result thereof.

1.3           Extension of DIP Loan Maturity Date.  The term “Maturity Date” as set forth in the DIP Loan shall read as follows:

“Maturity Date” shall mean the earliest of (i) December 31, 2010, (ii) the date of confirmation of a plan of reorganization or liquidation in the Bankruptcy Case; (iii) the date of closing of a sale of all or substantially all of Borrower’s assets pursuant to §363 of the Bankruptcy Code; or (iv) the approval of a disclosure statement in respect of a plan of reorganization or liquidation not supported by Lender.

1.4           Waiver of DIP Loan Defaults.  Interstellar hereby waives any other “Events of Default” under the DIP Loan that have occurred prior to the date hereof.

Section 2.            Interstellar’s Representations and Warranties. To induce the Company to enter into this Agreement, Interstellar represents and warrants the following to the Company:

2.1           Existence and Power  Interstellar has adequate authority, power, and legal right to enter into, execute, deliver, and perform the terms of this Agreement and to consummate the transactions contemplated thereby.  The Agreement, upon its execution and delivery, will constitute a valid, legal, and binding obligation of Interstellar, enforceable in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditor’s rights.

2.2           Information on Interstellar.  Interstellar is, and will be at the time of any conversion of the Note, an accredited investor (as such term is defined under the Securities Act of 1933, as amended), experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax, and other business matters as to enable Interstellar to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed acceptance of the Company’s Note, which represents a speculative investment.  Interstellar has the authority and is duly and legally qualified to receive and own the Note and the Conversion Shares (collectively, the “Securities”).  Interstellar is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

2.3           Receipt of Note.  Interstellar has acquired the Securities as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

2.4           Compliance with Securities Act.  Interstellar understands and agrees that the Securities have not been registered under the Securities Act of 1933, as amended or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act of 1933, as amended (based in part on the accuracy of the representations and warranties of Interstellar contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act of 1933, as amended or any applicable state securities laws or is exempt from such registration.

2.5           Legend.  The Note and the Conversion Shares shall bear the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITEIS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

2.6           Communication of Offer.  The offer to issue the Securities was directly communicated to Interstellar by the Company.  At no time was Interstellar presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

2.7           Restricted Securities.   Interstellar understands that the Securities have not been registered under the Securities Act of 1933, as amended, and Interstellar will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to a valid exemption from registration.

2.8           No Governmental Review.  Interstellar understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 3.            Release, Termination, and Waiver.

3.1           Interstellar on behalf of itself and its agents, attorneys, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through them, and all persons acting by, through, under or in concert with any of them (the “Interstellar Releasing Parties”) hereby irrevocably and unconditionally forever release, remise, acquit and discharge the Company, Gwenco, and their present, former or future agents, representatives, employees, independent contractors, directors, shareholders, officers, attorneys, insurers, subsidiaries, divisions, parents, assigns, affiliates, predecessors and successors (collectively, the “Interstellar Released Parties”) from and against any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortuous conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement, solely that arise out of or relate to the Allegations, which each of the Interstellar Releasing Parties ever had, presently have, may have, or claim or assert to have, or hereafter have, may have, or claim or assert to have, against any of the Interstellar Released Parties  (the “Interstellar Released Claims”).

3.2           The Company and Gwenco, on behalf of themselves and their respective agents, attorneys, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through it, and all persons acting by, through, under or in concert with it (the “Company Releasing Parties”) hereby irrevocably and unconditionally forever release, remise, acquit and discharge Interstellar and its present, former or future agents, representatives, employees, independent contractors, directors, shareholders, officers, attorneys, insurers, subsidiaries, divisions, parents, assigns, affiliates, predecessors and successors (collectively, the “Company Released Parties”) from and against any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortuous conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement, solely that arise out of or relate to the Allegations, which each of the Company Releasing Parties ever had, presently have, may have, or claim or assert to have, or hereafter have, may have, or claim or assert to have, against any of the Company Released Parties (the “Company Released Claims”).

3.3           The Parties acknowledge and understand that hereafter they may discover or appreciate claims, facts, issues or concerns in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Agreement that, if known or suspected at the time of execution of this Agreement, might have materially affected the settlement embodied herein.  The Parties nevertheless agree that the general releases and waivers described in Paragraphs 3.1 and 3.2 above apply to any such additional or different claims, facts, issues or concerns to the extent that they arise out of or relate to the Allegations.

3.4    The Parties hereto acknowledge that they expressly understand that this Agreement and the settlement it represents (a) is entered into solely for the purpose of avoiding any possible future expenses, burdens or distractions of litigation and (b) in no way constitutes an admission by any party hereto of any liability of any kind to any other party or of any wrongdoing on the part of any of the Interstellar Released Parties or any of the Company Released Parties.  In this connection, the Parties specifically deny any liability in connection with any claims which have been made or could have been made, or which are the subject matter of, or arise from, or are connected directly or indirectly with or related in any way to the claims, counterclaims, and defenses that could be raised in connection with the Allegations, including, but not limited to, any violation of any federal or state law (whether statutory or common law), rule or regulation, and the Parties deny that a violation of any such law, rule or regulation has ever occurred.

Section 4.            Miscellaneous.

4.1           Representations and Warranties.  The Parties represent and warrant that they are the sole owner of all claims, rights, demands, and causes of action that they are relinquishing by executing this Agreement and that no other persons or entities have any interest in such claims, rights, demands or causes of action.

4.2           Representation by Counsel.  The Parties acknowledge that they are executing and delivering this Agreement with full knowledge of any and all rights which they may have with respect to the claims and causes of action herein settled and released. The Parties acknowledge that they have had the opportunity to consult with independent attorneys of their own choosing to the extent desired before executing and delivering this Agreement in order to review this document and the claims and causes of action being settled and released hereby and thereby, and that they have had a reasonable and sufficient opportunity to do so.

4.3           Binding Effect of Agreement.  This Agreement shall inure to the benefit of the Interstellar Released Parties and the Company Released Parties, and shall be binding upon the Instellar Releasing Parties, the Company Releasing Parties, and their respective heirs, administrators, executors, representatives, attorneys, agents, predecessors in interest (if any), successors, affiliates, assigns and beneficiaries.

4.4           Expenses and Fees.  Each Party shall bear its own attorney’s fees, costs, and expenses, and consultants, advisors and experts’ fees, costs and expenses, arising or relating to the negotiation, execution and delivery of this Agreement.  The Parties expressly agree to waive all statutory, contractual and/or common law rights to recover any attorney’s fees, costs, and expenses, and consultants, advisors and experts’ fees, costs and expenses, arising or relating to the negotiation, execution and delivery of this Agreement.

4.5           Governing Law.  The Parties agree that the validity, effect and construction of this Agreement as well as any rights, duties and obligations thereunder, and any disputes concerning any of the provisions of this Agreement or over the negotiation or execution thereof, shall be interpreted under, governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws provisions.

4.6           Dispute Resolution.  Each party waives the right to a jury trial.  The prevailing party in any proceeding instituted to resolve any dispute between any of the Parties arising out of or relating to this Agreement shall be entitled, in addition to any award rendered, to all reasonable attorneys’ fees, costs, and expenses incurred in connection with any such proceeding.

4.7           Additional Documents.  The Parties and their counsel agree to execute all further and additional documents and to take such other acts necessary under the circumstances to accomplish the purposes set forth in this Agreement.

4.8           Entire Agreement; Amendments.  This Agreement, the exhibits hereto, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.  This Agreement may be amended, altered, modified or waived, in whole or in part, only in a writing executed by all the Parties to this Agreement.  This Agreement may not be amended, altered, modified or waived, in whole or in part, orally.

4.9           Severability.  In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be declared in a legal forum to be invalid, illegal, ineffective or unenforceable in any respect, such invalidity, illegality, ineffectiveness or unenforceability shall not affect any other provision of this Agreement, which Agreement shall remain in full force and effect, valid and binding upon the Parties, and each of the provisions of this Agreement shall be enforceable independently of any other provision of this Agreement and independently of any other claim or cause of action.

4.10           Execution in Counterparts.  This Agreement may be executed in several counterparts, each of which shall be considered to be an original or total copy of the Agreement. The Agreement shall become effective only upon its execution by all Parties hereto.  A facsimile copy of said signatures of all of the Parties will be sufficient to make this Agreement binding on all Parties.

4.11           Non-Waiver.  The failure of any Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

4.12           Titles.  The titles of the Sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the terms of this Agreement.

4.13           Acknowledgment.  The Parties acknowledge that they have read this Agreement and that they fully know, understand, and appreciate its contents and that they have executed the same and make the settlement and release provided for herein voluntarily and of their own free will.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have each executed this Agreement on the dates set forth below.

INTERSTELLAR:	INTERSTELLAR HOLDINGS, LLC

Leonard Amato, Manager

COMPANY:	QUEST MINERALS & MINING CORP.

Eugene Chiaramonte, Jr. President

GWENCO:	GWENCO, INC.

Eugene Chiaramonte, Jr. President